Exhibit 10.38

Contract Number: (DQMK20100925)

Contract Date: (2010/09/25)

Contract Location: Wanzhou, Chongqing, China

SALES CONTRACT

Chongqing Daqo New Energy Co., Ltd.

And

Jiangsu Meike Silicon Energy Co,. Ltd

(One of MEMC Affiliates)

THE BUYER

Jiangsu Meike Silicon Energy Co,. Ltd (an affiliate of MEMC)

Registered Address: JiangSu Yangzhong Development zone, GangLong Road.

legal representative: Wu Mei Rong

Opening Bank: Agriculture Bank of China, Yangzhong City, Changwang Branch

Account: 10-333601040009808

Tel: (86) 13952984619

Fax: (86) 0511 8852 2821

(Hereinafter referred to as the “BUYER”)

THE SELLER

Chongqing Daqo New Energy Co., Ltd.

Form of enterprise: limited liability company

Registered Address: Wanzhou Industry Park, Chongqing City

legal representative: Guangfu Xu

Opening Bank: China Construction Bank Wanzhou Department

Account: 50001303600050207456

Tel: 023 — 64866666

Fax: 023 — 64866688

(Hereinafter referred to as the “DAQO”)

Based on the laws of Hong Kong Special Administrative Region, in equality, voluntariness, fairness, based on the spirit of long-term cooperation and common development, JIANGSU MEIKE SILICON ENERGY CO. LTD (an affiliate of MEMC and thereafter referred to as “BUYER”) and CHONGQING DAQO NEW ENERGY CO., LTD (herein referred to as “DAQO”) agreed through consultation to sign this Contract and joint compliance in the following areas:

1	SCOPE OF CONTRACT

1.1	The following provisions govern the Contractual relationship with respect to the sale of solar grade polysilicon (the “Goods”) between DAQO and BUYER. Under this Contract, the DAQO agrees to sell Goods, and BUYER agrees to purchase Products. Any other conditions of BUYER are hereby declared non-applicable. Exceptions may be made upon written confirmation of DAQO. Upon conclusion of the Contract, the BUYER and DAQO shall accept the following terms and conditions.

2	QUANTITY, PRICES AND DELIVERY

Under this Contract, DAQO will supply BUYER 600 MT of Goods for 2011 and 600MT of Goods for 2012 at BUYER’s option. It is the Parties’ intention for the sale of Contract to have a total volume of 1200MT, if the Parties are able to mutually agree to the unit price for 2012. The unit price of Goods, monthly shipment quantity, and delivery are set in Sales Order.

3	PAYMENT TERMS

BUYER agrees to make a Refundable Deposit to DAQO to secure DAQO’s Goods commitment as outlined in this Contract and the Sales Order. Detailed conditions and all other payment terms are defined in the Sales Orders.

4	PACKAGE, LABELING, AND DELIVERY

4.1	Packaging: Packaging suitable for long-distance transportation by road is included within the agreed sales price, and covered by DAQO per BUYER’s specification upon mutual agreement.

4.2	Product labeling: Labeling on outer and inner packaging shall indicate the name of manufacturer, product lot number and weight.

4.3	Place of Delivery: A location to be designated by BUYER within the mainland of People’s Republic of China.

4.4	Delivery terms: DAQO deliver the Products to the location designated by BUYER.

4.5	Point of Transfer: After delivery of Goods to the location designated by BUYER, the ownership of Goods is transferred to BUYER and the BUYER will assume the risk of damage and loss of the Goods.

5	QUALITY ASSURANCE

5.1	The quality of the Goods under this Contract is N-type, direct-use, solar grade polysilicon with resistivity of 50-ohm-cm according to PV industry practice with specifications attached herein Appendix A – Poly Specification. Daqo shall supply not less than 50% of Grade I and not more than 50% of Grade II polysilicon in each shipment to BUYER.

5.2	BUYER should inspect the Goods within 14 days of the arrival. In case of question on quantity and quality of the Goods, BUYER must provide DAQO with written notification within 14 days after arrival. In the absence of written notification from BUYER, the Goods supplied by DAQO are deemed to conform to the requirements on quantity and quality as laid out in this Contract. Upon the receiving the written notification from BUYER, DAQO shall investigate and provide conclusion of the discrepancy with 14 days.

5.2.1	If the discrepancy is a shortage, DAQO may, at DAQO’s option, ship the shortage amount to BUYER immediately or ship the shortage amount with the next scheduled shipment.

5.2.2	If the discrepancy is an overage, BUYER may, at BUYER’s option, return the overage amount to DAQO immediately or deduct the overage amount from the next scheduled shipment.

5.2.3	If quality of the Goods do not meet the specifications attached herein, DAQO shall immediately replace the shipment within 7 days.

6	TERM OF THE CONTRACT AND TERMINATION

6.1	This Contract shall become effective on the date it is signed and stamped by both Parties.

6.2	Under the circumstance that either Party fails to perform its obligations under this Contract, and fail to make remedy within 15 days after the other Party’s written request for such remedy, the other Party has the right to terminate this Contract with a written notification.

6.3	The confidentiality, breach and dispute solution items are not influenced by the termination or invalidation of the Contract.

7	RESPONSIBILITY FOR THE BREACH OF CONTRACT

7.1	Responsibility of DAQO for the breach of Contract

7.1.1	DAQO shall bear the responsibility for the breach of Contract if DAQO cannot deliver according to the terms laid out in this Contract.

7.1.2	It shall be considered as breach the Contract by DAQO if DAQO fails to deliver the Goods more than 10 days from agreed delivery date. 1‰ of the value of the undelivered Goods shall be paid to BUYER from DAQO as penalty for each overdue date. The total penalty is capped to 5% of the value of the undelivered Goods.

7.2	Responsibility of BUYER for the breach of Contract

7.2.1	BUYER shall bear the responsibility for the breach of Contract if BUYER cannot fulfill the Contract.

7.2.2	It shall be considered as breach the Contract by BUYER if BUYER fails to accept the delivery of the Goods more than 10 days from agreed delivery date. 1% of the value of the delivered Goods should be paid to BUYER from DAQO as penalty for each passed date. The total penalty is capped to 5% of the value of the delivered Goods.

7.3	Others

7.3.1	It shall not be considered to be breach of the Contract if BUYER and DAQO both agree to change or terminate the Contract

7.3.2	All applicable penalty and remedy compensation should be sent to the other Party within 10 days after the responsibility has arisen and receipt of demand for payment of penalty.

7.3.3	Any other situation shall follow Contract Law of Hong Kong.

7.3.4	Both Daqo and BUYER agree that Daqo Polysilicon will need to pass BUYER’s qualification, failure of which is not considered a breach of Contract and Daqo shall refund BUYER the Refundable Deposit within 10 days. Both Parties shall work together (within 30 days) to find solutions to pass the qualification. Quantities needed for the qualifications are not included in this Contract and any payment will based on a purchase order with price not higher than the stated price in this Contract.

8	CONFIDENTIALITY

8.1	DAQO and BUYER shall strictly keep all information related to this Contract confidential, including:

8.1.1	The existence of the business relationship within the Contract;

8.1.2	All the articles of the Contract and the negotiation referred to within the Contract;

8.1.3	The objective and quantity of the Contract;

8.1.4	Any commercial and technical information thereby referred to whilst fulfilling the Contract.

8.2	Only under the following conditions, can both Parties disclose information described in 8.1:

8.2.1	Any mandatory requirements of laws applicable to both Parties;

8.2.2	Any mandatory requirements of government authorities, regulatory bodies applicable to either Party

8.2.3	Either Party can disclose above information to its professional consultants or lawyers with their Commitment to confidentiality;

8.2.4	Information released into the public domain due to fault of neither Party;

8.2.5	After receiving the written consent from the other Party.

9	FORCE MAJEURE

9.1	Where circumstances, which are unforeseeable at the date this Contract is signed and which are beyond either Party’s reasonable control, cause delay in or failure of a Party’s performance of its obligations pursuant to this Contract, such Party shall not be considered in breach of this Contract or be liable to the other Party, and the term of implementation of such Party’s respective obligation may be extended by mutual consent of the Parties accordingly. The aforementioned circumstances include, but shall not be limited to, natural disaster, earthquake, war, typhoon, fire, severe snow storm, flood.

9.2	When a Party’s performance of its obligations pursuant to this Contract is delayed or rendered impossible due to the aforementioned circumstances, such Party shall immediately inform the other Party of the cessation of the respective circumstances and continue to fully perform its obligations pursuant to the provisions of this Contract, and make all reasonable efforts to minimize the effect of the aforementioned circumstances on the performance of its obligations. Furthermore, such Party shall provide the other Party with detail description and evidence documentation from government authorities of the aforementioned circumstances within 15 days of the event. By providing the detail description and evidence documentation above, a moratorium, partial performance or non-performance of the contract shall be allowed for the Party in breach, and based on the underlying circumstances be exempt from part or all penalty.

10	GOVERNING LAW AND DISPUTE SETTLEMENT

10.1	All aspects of this Contract will be governed and interpreted in accordance with the laws of Hong Kong . Each of the Parties hereby irrevocably consents and agrees that any legal action or proceedings brought to enforce this Contract may be brought to a competent court in Hong Kong.

10.2	If there’s any dispute between the two Parties on the interpretation of this Contract or performance obligation, both Parties should first make efforts to reach a settlement by friendly negotiation. In case a settlement can be reached with 30 days, either Party can proceed legal action again the other Party.

10.3	Between the time the dispute has occurred and resolved, except for the matters in dispute, the two Parties shall continue to fulfill other outstanding rights and , obligations of the Contract.

11	OTHERS

11.1	The Contract is drafted in both English and Chinese in two original copies, each Party holds one. The version in English shall prevail if there are any inconsistencies between the English and Chinese version. The Contract and all its attachment constitute the entire agreement The Contract and all its attachment constitute the entire agreement of the Contract objective.

11.2	Any Attachments to this Contract shall be incorporated into the Contract, and have the same legal effect with the articles in the body of the Contract. If there’s conflicting items between the Contract and the attachment, the terms specified in the Contract shall take precedence over attachments.

11.3	For any modification or amendment to this Contract, the two Parties shall friendly consultation to conclude a supplementary Contract, which has the same legal effect with this Contract.

SELLER:	Chongqing Daqo New Energy Co., Ltd

(Stamp)

Signature:	/s/ Tracy Zhou	Date:	September 25, 2010
Name:	Tracy Zhou	Title:	CTO

BUYER:	Jiangsu Meike Silicon Energy Co,. Ltd

(stamp)

Signature:	/s/ Xu Yong	Date:	September 25, 2010
Name:	Xu Yong	Title:

APPENDIX A

POLY SPECIFICATION

SOLAR GRADE CHUNK POLYSILICON

Standard

This specification compliances to the following standards:

GB/T XXX	Solar grade polycrystalline silicon (un-released)

GB/T 1550	Standard methods for measuring conductivity type of extrinsic semiconducting materials

GB/T 1552	Test method for measuring resistivity of mono-crystal silicon and germanium with a collinear four-probe array

GB/T 1553	Standard test methods for minority carrier lifetime in bulk germanium and silicon by measurement of photoconductivity decay

GB/T 1557	The method of determining interstitial oxygen content in silicon by infrared absorption

SEMI MF1391	Test method for substitutional atomic carbon content of silicon by infrared absorption

SEMI MF1630	Test method for low temperature FT-IR analysis of single crystal silicon for III-V impurities

SEMI MF1723	Practice for evaluation of polycrystalline silicon rods by float-zone crystal growth and spectroscopy

SEMI MF1724	Test method for measuring surface metal contamination of polycrystalline silicon by acid extraction atomic absorption spectroscopy

Description

Medium to extra large solar-grade polysilicon chunks made from dedicated Siemens reactor runs. Breaking into chunks and packaging are performed in clean room environment and care is taken to minimize introduction of surface contamination during the breaking/packaging processes.

Small amount of pop-corn surface is allowed.

No carbon ends (graphite electrodes) are included.

Specification

Definitions
Poly run lot	•	Traceable material coming from polysilicon reactor runs. The polysilicon resistivity is tested for each

Poly shipment lot	•

Set of poly run lots summing up the delivery request

The “Poly shipment lot resistivity” will be evaluated through a weighted average of the resistivity of each individual poly run lot used for one delivery.

PARAMETER	GRADE I SPECIFICATION	GRADE II SPECIFICATION	TEST
N-type, Resistivity (Ω•cm) Poly shipment lot	≥ 100	≥ 40	4-Pts
Phosphorous (ppba)	≤ 1.5	≤ 3.76	LT-FTIR
P-type, Resistivity (Ω•cm)	≥ 500	≥ 200	4-Pts
Boron (ppba)	≤ 0.5	≤ 1.3	FTIR
Oxygen (atoms/cm3)	≤1.0x10[17]	≤1.0x10[17]	FTIR
Carbon (atoms/cm3)	≤1.0x10[17]	≤1.0x10[17]	FTIR
Surface metals (ppbw)	≤ 10	≤ 50	ICP-MS
Minority Lifetime (ms)	≥ 200	≥ 100	PCD

Size Specification

> 3mm and <200 mm (≥85% by weight in the range of 25 – 200 mm)

Quality Assurance

All above parameters are tested for every production lot.

Packaging

Material to be packaged in 5KG per bag and 20KG per carton box.

Each bag has a label listing lot number and weight.

Each shipping label lists the manufacturer’s name and address, customer name and address, purchase order number and product lot number.